Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES THIRD QUARTER 2025 RESULTS

Houston, November 5, 2025 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions for many of the world’s most recognized, high-performance brands, today announced financial results for the third quarter ended September 30, 2025.

THIRD QUARTER 2025 HIGHLIGHTS

●	Revenues of $20.3 million, an increase of 15.3% on a year-over-year basis
●	Net income of $1.1 million
●	Adjusted EBITDA of $2.9 million, an increase of $0.3 million on a year-over-year basis
●	Cash flow from operations of $2.4 million
●	$10.3 million of cash and $5.2 million of availability under credit agreements as of September 30, 2025

MANAGEMENT COMMENTARY

“Stabilis demonstrated strong operational execution during the third quarter, capitalizing on demand for our integrated last-mile LNG solutions,” stated Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer. “Higher throughput volumes across our marine, aerospace, and power generation markets translated to improved profitability in the third quarter, consistent with our expectations.”

“In October, we announced our largest planned LNG liquefaction capacity expansion to-date with the proposed construction of a new facility in Galveston, Texas,” continued Crenshaw. “In conjunction with this planned expansion, we announced that Stabilis had secured a 10-year marine bunkering agreement with a global marine operator to supply LNG for their bunkering operations at the Port of Galveston. We have commenced detailed engineering and design work on both the Galveston LNG facility and related logistics assets, which include a Jones Act-compliant LNG bunkering vessel.”

“The planned financing of the Galveston LNG project continues to progress on-schedule,” noted Crenshaw. “At this time, we are evaluating various financing structures with our advisors, including project-level joint venture partners. As before, we remain committed to the collective interests of all shareholders as we progress toward this next chapter of value creation. We expect to finalize project financing in early 2026, with construction of the Galveston LNG facility to commence shortly thereafter.”

“As we advance our strategic expansion in Galveston, we remain committed to maintaining our disciplined approach toward capital allocation," stated Andy Puhala, Chief Financial Officer. “Capital expenditures increased during the third quarter as we ramped investment to support engineering and design work for the Galveston LNG project ahead of a final investment decision. Our liquidity position remains robust, supported by consistent operating cash flow generation, including strong cash conversion in the third quarter. We are well positioned to fund our near-term growth initiatives while maintaining the financial flexibility to execute on our long-term strategy.”

STRATEGIC AND OPERATIONAL UPDATE

●

Galveston LNG project progresses towards major milestones. The Company and its advisors have initiated the process of securing project financing, while simultaneously finalizing contracts for additional planned offtake from the facility. The Company is evaluating financing structures designed to minimize its required capital contribution while maintaining operational control over the project upon completion. A final investment decision is expected in early 2026 following completion of the financing process.

●

Strong revenue growth in key markets. The Company recognized strong growth within its core end markets during the third quarter. Revenue from the marine end market increased 31.5% year-over-year, driven by robust seasonal demand in marine bunkering applications. Revenue from the aerospace market rose 88.3%, while power generation revenue grew 31.4%. Consistent with the Company’s deliberate shift toward customers in higher growth markets, revenues from other sectors decreased 22.8% year-over-year, during the third quarter. The Company continues to pursue additional commercial opportunities across these sectors, supported by demand for LNG from a growing fleet of LNG-fueled marine vessels, increased commercial space flight activity, and LNG for distributed power applications including data center bridge and back-up power.

FINANCIAL PERFORMANCE SUMMARY

Revenue for the third quarter of 2025 was $20.3 million, an increase of 15.3% compared to the third quarter of 2024. The increase in revenue compared to the prior year period was primarily attributable to higher revenue from marine, aerospace and power generation customers, which drove higher volumes primarily from third party sources, coupled with higher natural gas prices. Third quarter revenue also reflects a decrease in revenue from other industrial customers, which partly offset growth in marine, aerospace and power generation markets.

Net income for the third quarter of 2025 was $1.1 million, or $0.06 per diluted share, compared to net income of $1.0 million or $0.05 per diluted share in the third quarter of 2024. When compared to the prior year period, net income reflects higher revenues and a $0.3 million reduction in selling, general and administrative expenses, offset by a reduction in income from our Chinese joint venture and the write-off of obsolete equipment.

Cash flow from operations was $2.4 million for the third quarter of 2025, compared to $2.6 million in the third quarter of last year, primarily from net working capital changes. Adjusted EBITDA for the third quarter of 2025 was $2.9 million, compared to $2.6 million, in year ago quarter. The increase in Adjusted EBITDA year-over-year is primarily attributable to higher demand within key high-growth end-markets.

THIRD QUARTER 2025 CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Thursday November 6, 2025, at 9:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	800-343-4136
International Live:	203-518-9843
Conference ID:	SLNGQ325

To listen to a replay of the teleconference, which will be available through November 13, 2025:

Domestic Live:	800-938-1601
International Live:	402-220-1546

ABOUT STABILIS SOLUTIONS

Stabilis Solutions is a leading provider of clean fueling, production, storage, and last mile delivery solutions for many of the world’s most recognized, high-performance brands. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, availability, timing and terms of financing, ability to achieve the conditions precedent to the marine bunkering agreement, ability to achieve additional offtake necessary to make a final investment decision for the planned LNG liquefaction facility, construction delays or cost overruns, regulatory or other legal impediments, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Revenues:
Revenues	$20,325	$17,309	$17,627	$54,972	$55,995
Operating expenses:
Cost of revenues	14,723	12,724	12,638	40,235	39,702
Change in unrealized loss (gain) on natural gas derivatives	19	60	13	(5)	(321)
Selling, general and administrative expenses	2,783	3,131	3,035	10,847	9,822
Loss (gain) from disposal of fixed assets	165	—	(102)	62	(301)
Depreciation expense	1,842	1,860	1,776	5,569	5,344
Total operating expenses	19,532	17,775	17,360	56,708	54,246
Income (loss) from operations before equity income	793	(466)	267	(1,736)	1,749
Net equity income from foreign joint venture operations	278	50	516	696	1,008
Income (loss) from operations	1,071	(416)	783	(1,040)	2,757
Other income (expense):
Interest income (expense), net	84	24	81	129	105
Other income (expense), net	(35)	(24)	10	(71)	15
Total other income (expense)	49	—	91	58	120
Net income (loss) before income tax (benefit) expense	1,120	(416)	874	(982)	2,877
Income tax expense (benefit)	1	197	(123)	110	384
Net income (loss)	$1,119	$(613)	$997	$(1,092)	$2,493

Net income (loss) per common share:
Basic and diluted per common share	$0.06	$(0.03)	$0.05	$(0.06)	$0.13

EBITDA	$2,878	$1,420	$2,569	$4,458	$8,116
Adjusted EBITDA	$2,897	$1,480	$2,582	$6,446	$7,795

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$10,305	$8,987
Accounts receivable, net	6,900	6,239
Inventories, net	244	345
Prepaid expenses and other current assets	1,940	1,902
Total current assets	19,389	17,473
Property, plant and equipment:
Cost	121,869	117,246
Less accumulated depreciation	(70,911)	(65,518)
Property, plant and equipment, net	50,958	51,728
Goodwill	4,314	4,314
Investments in foreign joint ventures	11,157	11,659
Right-of-use assets and other noncurrent assets	1,320	410
Total assets	$87,138	$85,584
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,597	$5,667
Accrued liabilities	3,335	3,566
Current portion of long-term notes payable	2,213	2,010
Current portion of finance and operating lease obligations	494	384
Total current liabilities	13,639	11,627
Long-term notes payable, net of current portion and debt issuance costs	6,048	6,848
Long-term portion of operating lease obligations	756	101
Total liabilities	20,443	18,576
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,596,301 and 18,585,014 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	19	19
Additional paid-in capital	103,644	103,214
Accumulated other comprehensive loss	(229)	(578)
Accumulated deficit	(36,739)	(35,647)
Total stockholders’ equity	66,695	67,008
Total liabilities and stockholders’ equity	$87,138	$85,584

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,119	$(613)	$997	$(1,092)	$2,493
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,842	1,860	1,776	5,569	5,344
Stock-based compensation expense	—	-	293	447	1,084
Bad debt expense	202	106	20	315	88
Loss (gain) on disposal of assets	165	-	(102)	62	(301)
Income from equity investment in joint venture	(322)	(120)	(575)	(859)	(1,162)
Cash settlements from natural gas derivatives, net	(61)	76	—	178	(359)
Realized and unrealized (gains) losses on natural gas derivatives, net	61	225	93	202	123
Distributions from equity investment in joint venture	—	1,637	—	1,637	1,716
Changes in operating assets and liabilities:
Accounts receivable	(2,721)	205	109	(976)	1,845
Prepaid expenses and other current assets	62	213	177	698	857
Accounts payable and accrued liabilities	2,028	898	(22)	1,697	(155)
Other	19	28	(211)	56	(51)
Net cash provided by operating activities	2,394	4,515	2,555	7,934	11,522
Cash flows from investing activities:
Acquisition of fixed assets	(3,877)	(635)	(1,312)	(4,999)	(3,561)
Proceeds from sale of fixed assets	—	—	102	211	381
Net cash used in investing activities	(3,877)	(635)	(1,210)	(4,788)	(3,180)
Cash flows from financing activities:
Payments on short- and long-term notes payable and finance leases	(433)	(680)	(405)	(1,784)	(1,280)
Payment of debt issuance costs	—	—	—	(42)	—
Employee tax payments from restricted stock withholdings	—	—	—	(17)	(9)
Net cash used in financing activities	(433)	(680)	(405)	(1,843)	(1,289)
Effect of exchange rate changes on cash	1	17	(30)	15	(34)
Net increase (decrease) in cash and cash equivalents	(1,915)	3,217	910	1,318	7,019
Cash and cash equivalents, beginning of period	12,220	9,003	11,483	8,987	5,374
Cash and cash equivalents, end of period	$10,305	$12,220	$12,393	$10,305	$12,393

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income (loss) as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Net income (loss)	$1,119	$(613)	$997	$(1,092)	$2,493
Depreciation	1,842	1,860	1,776	5,569	5,344
Interest expense (income), net	(84)	(24)	(81)	(129)	(105)
Income tax (benefit) expense	1	197	(123)	110	384
EBITDA	2,878	1,420	2,569	4,458	8,116
Special items*	19	60	13	1,988	(321)
Adjusted EBITDA	$2,897	$1,480	$2,582	$6,446	$7,795

*

Special items for all periods presented consist of adjustments related to unrealized (gain)/loss on natural gas derivatives. The nine months ended September 30, 2025 also include an add-back of $2.1 million related to Mr. Ballard's severance expenses and a subtraction of $0.1 million for a gain related to a property damage settlement.

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com